UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 10, 2023

BEYOND MEAT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38879	26-4087597
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

888 N. Douglas Street, Suite 100

El Segundo, California 90245

(Address of principal executive offices, including zip code)

(866) 756-4112

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	BYND	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 7.01.	Regulation FD Disclosure

On May 10, 2023, Beyond Meat, Inc. (the “Company”) issued a press release announcing the filing of the prospectus supplement and entry into the Equity Distribution Agreement (as defined below). A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2. of Form 8-K, the information contained or incorporated in this Item 7.01, including the press release furnished herewith as Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

ITEM 8.01	Other Events

On May 10, 2023, the Company entered into an Equity Distribution Agreement (the “Equity Distribution Agreement”) with Goldman Sachs & Co. LLC (“Goldman Sachs”) to sell shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), with aggregate gross sales proceeds of up to $200.0 million, from time to time, through an “at the market” equity offering program under which Goldman Sachs will act as sales agent. The Equity Distribution Agreement also provides for the sale of shares to Goldman Sachs directly as principal, in which case the Company and Goldman Sachs will enter into a separate terms agreement (“Terms Agreement”).

Under the Equity Distribution Agreement, the Company will set the parameters for the sale of shares, including any price, time or size limits or other customary parameters or conditions. The Company intends to sell shares pursuant to the Equity Distribution Agreement from time to time in varying amounts, which may be limited, based upon factors including (among others) market conditions, trading liquidity, the trading price of the Company’s Common Stock and determinations by the Company of its need for, and appropriate sources of, additional capital. Subject to the terms and conditions of the Equity Distribution Agreement, Goldman Sachs may sell the shares by any method permitted by law, including without limitation (i) by means of ordinary brokers’ transactions (whether or not solicited), (ii) to or through a market maker, (iii) directly on or through any national securities exchange or facility thereof, a trading facility of a national securities association, an alternative trading system, or any other market venue, (iv) in the over-the-counter market, (v) in privately negotiated transactions, or (vi) through a combination of any such methods. The Company will pay Goldman Sachs a commission equal to 3.25% of the gross proceeds of any Common Stock sold through Goldman Sachs under the Equity Distribution Agreement, and also has provided Goldman Sachs with customary representations, warranties, covenants and indemnification rights. The Equity Distribution Agreement may be terminated by the Company upon written notice to Goldman Sachs or by Goldman Sachs upon written notice to the Company. In the case of any purchase of shares by Goldman Sachs directly as principal pursuant to a Terms Agreement, such Terms Agreement may be terminated by Goldman Sachs upon notice to the Company under certain circumstances.

Any sales of shares under the Equity Distribution Agreement will be made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-271809) filed with the Securities and Exchange Commission (the “Commission”) on May 10, 2023, which was automatically effective upon filing. The Company filed a prospectus supplement with the Commission on May 10, 2023 in connection with the offer and sale of the shares pursuant to the Equity Distribution Agreement.

The foregoing is only a brief description of the material terms of the Equity Distribution Agreement and is qualified in its entirety by reference to the full agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Latham & Watkins LLP, counsel to the Company, has issued an opinion to the Company, dated May 10, 2023, regarding the validity of the shares of Common Stock to be issued and sold pursuant to the Equity Distribution Agreement. A copy of the opinion is filed as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the securities discussed herein, nor shall there be any offer, solicitation or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1	Equity Distribution Agreement, dated as of May 10, 2023, by and between Beyond Meat, Inc. and Goldman Sachs & Co. LLC.

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

99.1	Press Release of Beyond Meat, Inc. dated May 10, 2023.

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2023

BEYOND MEAT, INC.

By:	/s/ Lubi Kutua
Lubi Kutua
Chief Financial Officer and Treasurer